UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 31, 2006

AFFIRMATIVE INSURANCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of	000-50795 (Commission File Number)	75-2770432 (I.R.S. Employer
incorporation		Identification Number)

4450 Sojourn Drive, Suite 500
Addison, Texas		75001
(Address of principal		(Zip code)
executive offices)
(972) 728-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
(a) On March 28, 2006 we entered into a Third Amendment to our Credit Agreement dated July 30, 2004, as amended (“Credit Agreement”) with Frost National Bank which amended certain provisions of the Credit Agreement. The Third Amendment addressed the following matters:
•	The amendment revised the combined ratio, risk-based capital and certain other covenants for purposes of clarification and consistency.
•	The amendment clarified that the resignation of Thomas E. Mangold, effective as of November 13, 2005, is an existing default under the Credit Agreement and that an event of default under the credit agreement would occur if a replacement to the office of Chief Executive Officer reasonably acceptable to the lenders has not assumed such office by May 12, 2006.
•	The amendment included the consent of the lenders to the replacement of Timothy A. Bienek with Mark E. Pape as our Executive Vice President and Chief Financial Officer.
The description of the terms of the Third Amendment does not purport to be exhaustive and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.
Due to our failure to file our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”) on or before March 31, 2006, we are in default under our Credit Agreement. Frost National Bank has, for a certain period of time, waived our compliance with the fiscal year end financial reporting requirements under the Credit Agreement. All other terms of the Credit Agreement are unaffected by this waiver.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard
(b) On March 31, 2006, we notified NASDAQ Stock Market (“NASDAQ”) of our inability to file our 2005 Form 10-K within the extended filing period ending March 31, 2006. By not filing on or before March 31, 2006, we have failed to satisfy NASDAQ Marketplace Rule 4310(c)(14) regarding NASDAQ’s continuing listing requirement of distribution of annual and quarterly reports to shareholders within certain filing periods as designated by the SEC.
As of the current date, although our 2005 Form 10-K is substantially complete in our opinion and we are not aware of any outstanding issues, we require additional time to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and to complete the review process. While we cannot at this time identify the precise date when we will file our 2005 Form 10-K, we are continuing to work diligently to complete the process of complying with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, the review of our financial statements and to file our 2005 Form 10-K as quickly as possible.
Item 8.01 Other Events
On March 16, 2006, we announced that we will be unable to file our 2005 Form 10-K on the original required filing date of March 16, 2006, because we were finalizing our review of certain accounting matters relating to financial statement presentation and our assessment related to management’s internal control over financial reporting as of December 31, 2005, as required by Section 404 of the Sarbanes-Oxley Act of 2002, and required additional time to complete such review and assessment. On March 16, 2006, we filed a Notification of Late Filing on Form 12b-25 with the SEC for an extension of the filing deadline to March 31, 2006.
As of the current date, although our 2005 Form 10-K is substantially complete in our opinion and we are not aware of any outstanding issues, we require additional time to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and to complete the review process. Due to unanticipated delays in assembling all information and completing all reviews required with respect to our financial statements, we are unable to timely file our 2005 Form 10-K within the extension period ending March 31, 2006. While we cannot at this time identify the precise date when we will file our 2005 Form 10-K, we are continuing to work diligently to file our 2005 Form 10-K as quickly as possible.
Due to our failure to file on or before March 31, 2006 we are in non-compliance with the NASDAQ Stock Market listing requirements and are in default under our Credit Agreement. See Items 1.01 and 3.01 for further discussion regarding our notification to NASDAQ and our default under the Credit Agreement. There are no outstanding borrowings under the Credit Agreement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Number	Exhibit

10.1 *	Third Amendment to Credit Agreement between Affirmative Insurance Holdings, Inc. and the Frost National Bank dated March 28, 2006.

*Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:	/s/ MARK E. PAPE

Mark E. Pape
Executive Vice President and Chief Financial Officer
Date: March 31, 2006